Exhibit 23.4

(Ryder Scott Company Letterhead)

CONSENT OF RYDER SCOTT COMPANY, L.P.

As independent petroleum engineers, Ryder Scott Company, L.P. hereby consents to the incorporation by reference in this Registration Statement on Form S-8 of El Paso Corporation of the reference to us and our report under the captions "Part I, Item 1. - Business, Non-regulated Businesses - Production Segment - Natural Gas, Oil and Condensate and Natural Gas Liquids Reserves", "Part II, Item 7. - Management's Discussion and Analysis of Financial Condition and Results of Operations, Individual Segment Results, Non-regulated Businesses - Production Segment - Reserves Production and Costs" and "Part II, Item 8. - Financial Statements and Supplementary Data, Note 26. - Supplemental Natural Gas and Oil Operations (Unaudited)" appearing in the Annual Report on Form 10-K of El Paso Corporation for the fiscal year ended December 31, 2004, as amended.

/s/ Ryder Scott Company, L.P.
Ryder Scott Company, L.P.

Houston, Texas

July 14, 2005